UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

MESON CAPITAL PARTNERS LLC

MESON CAPITAL PARTNERS LP

RYAN J. MORRIS

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND, L.P.

GLOBAL UNDERVALUED SECURITIES FUND (QP), L.P.

GLOBAL UNDERVALUED SECURITIES FUND, LTD.

KLEINHEINZ CAPITAL PARTNERS, INC.

KLEINHEINZ CAPITAL PARTNERS LDC

JOHN B. KLEINHEINZ

BOSTON AVENUE CAPITAL LLC

CHARLES M. GILLMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***PRELIMINARY CONSENT SOLICITATION – SUBJECT TO COMPLETION***

SOLICITATION OF AGENT DESIGNATIONS

IN CONNECTION WITH THE

CALL OF A SPECIAL MEETING OF STOCKHOLDERS

OF

INFUSYSTEM HOLDINGS, INC.

SOLICITATION STATEMENT

OF

THE CONCERNED INFUSYSTEM STOCKHOLDERS

To the Stockholders of InfuSystem Holdings, Inc.:

This Solicitation Statement (this “Solicitation Statement”) and the enclosed WHITE Agent Designation card (the “Agent Designation”) are being furnished to you as a stockholder of InfuSystem Holdings, Inc., a Delaware corporation (the “Company” and/or “InfuSystem”), in connection with the solicitation from the Company’s stockholders of appointments of persons to be designated as the stockholder’s agent for the purpose described herein. The Agent Designations are being solicited by and on behalf of (i) Meson Capital Partners, LLC (“Meson LLC”), Meson Capital Partners, LP (“Meson LP”), and Ryan J. Morris (“Mr. Morris”) (collectively, hereinafter called “Meson”); (ii) Kleinheinz Capital Partners, Inc. (“Kleinheinz Capital”), Kleinheinz Capital Partners LDC (“LDC”), Global Undervalued Securities Fund, L.P. (“Global LP”), Global Undervalued Securities Fund (QP), L.P. (“Global QP”), Global Undervalued Securities Fund, Ltd. (“Global Ltd.”), Global Undervalued Securities Master Fund, L.P. (“Global Master”), and John B. Kleinheinz (“Mr. Kleinheinz”) (collectively with Kleinheinz Capital, LDC, Global LP, Global QP, Global Ltd., and Global Master, hereinafter called “Kleinheinz”); and (iii) Boston Avenue Capital LLC (“Boston Capital”) and Charles M. Gillman (“Mr. Gillman”) (collectively, hereinafter called “Boston”) (Meson, Kleinheinz and Boston, collectively, hereinafter called the “Concerned InfuSystem Stockholders,” the “Group”, “we” or “us”), to call a special meeting of stockholders of the Company for the purposes described below (the “Special Meeting”).

The Concerned InfuSystem Stockholders seek to request that the Company call a special meeting of the Company’s stockholders for the following purposes:

(1)	to amend Article II, Section 2.4 of the Amended and Restated Bylaws of the Company (the “Bylaws”) in order to allow the Company’s stockholders to fill any vacancies, however caused, on the Board of Directors of the Company (the “Board”);

(2)	to remove, without cause, each of the seven (7) members of the current Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, as well as any person or persons appointed by the Board without stockholder approval between January 18, 2012 and up through and including the date of the Special Meeting;

(3)	to elect directors to fill up to seven (7) vacancies created by the removal of directors: Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters (each, a “Group Nominee” and, collectively, the “Group Nominees”);

(4)	to repeal any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing on January 22, 2009 of the Bylaws prior to the Special Meeting; and

(5)	to transact such other business as may properly come before the Special Meeting (Proposals 1 through 5, collectively, the “Proposals”).

At this time, the Concerned InfuSystem Stockholders are only soliciting your request to call the Special Meeting. The Concerned InfuSystem Stockholders are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. In the event the Special Meeting is called, the Concerned InfuSystem Stockholders will send you proxy materials relating to the Proposals to be voted upon at the Special Meeting.

The Bylaws do not currently permit the Company’s stockholders to fill vacancies on the Board unless the number of directors remaining in office constitutes less than a majority of the total number of authorized directors and stockholders petition the Delaware Court of Chancery to fill such vacancies. We desire to remove the current Board members only if stockholders are able to fill the vacancies caused by their removal. Therefore, at the Special Meeting, Proposal 2 and Proposal 3 will be subject to and conditioned upon the approval of Proposal 1.

For the Special Meeting to be called, pursuant to Article I, Section 1.3 of the Bylaws, Agent Designations in favor of calling the Special Meeting must be executed by stockholders of record holding not less than a majority of the outstanding stock entitled to vote at a special meeting of the Company, i.e., more than 50% of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Requisite Holders”). As of the close of business on January [    ], 2012, the Concerned InfuSystem Stockholders collectively beneficially owned, and had the right to vote, 2,423,683 shares of the Company’s common stock, representing approximately 11.4% of the Company’s outstanding common stock.

The Concerned InfuSystem Stockholders believe that the Proposals, if adopted, will provide the Company with a new Board comprised of highly qualified individuals who are experienced in serving on the boards of directors of public companies or in healthcare-related fields and who are motivated to lead the Company forward for the benefit of the Company’s stockholders. Therefore, the Concerned InfuSystem Stockholders are soliciting Agent Designations to call the Special Meeting, to be held as soon as possible following the date on which we deliver to the Company Agent Designations from the Requisite Holders.

We request that Agent Designations to call a Special Meeting be delivered as promptly as possible, by mail in the enclosed postage-paid envelope.

IMPORTANT

IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE AGENT DESIGNATION CARD TO INNISFREE M&A INCORPORATED, WHICH IS ASSISTING US, IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A WHITE AGENT DESIGNATION CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WHITE AGENT DESIGNATION CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK. THE CONCERNED INFUSYSTEM STOCKHOLDERS URGE YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO THE CONCERNED INFUSYSTEM STOCKHOLDERS IN CARE OF INNISFREE M&A INCORPORATED TO THE ADDRESS BELOW, SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

WE URGE YOU NOT TO SIGN ANY REVOCATION OF CONSENT CARD THAT MAY BE SENT TO YOU BY THE COMPANY. IF YOU HAVE DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED WHITE AGENT DESIGNATION CARD TO THE CONCERNED INFUSYSTEM STOCKHOLDERS, IN CARE OF INNISFREE, WHICH IS ASSISTING US, AT THEIR ADDRESS LISTED ON THE FOLLOWING PAGE, OR TO THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

IF YOU HAVE ANY QUESTIONS ABOUT EXECUTING OR DELIVERING YOUR WHITE AGENT DESIGNATION CARD OR REQUIRE ASSISTANCE, PLEASE CONTACT:

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NY 10022

Stockholders Call Toll-Free at: (888) 750-5884

Banks and Brokers Call Collect at: (212) 750-5833

Please sign, date and return the enclosed WHITE Agent Designation in the enclosed postage-paid envelope today.

THIS SOLICITATION IS BEING MADE BY US, THE CONCERNED INFUSYSTEM STOCKHOLDERS, AND NOT ON BEHALF OF THE COMPANY’S BOARD. AT THIS TIME, WE ARE NOT CURRENTLY SEEKING YOUR PROXY, CONSENT, AUTHORIZATION OR WRITTEN CONSENT FOR APPROVAL OF THE PROPOSALS. WE ARE ONLY SOLICITING YOUR WRITTEN DESIGNATION OF AN AGENT TO CALL THE SPECIAL MEETING. AFTER THE SPECIAL MEETING HAS BEEN CALLED, WE WILL SEND YOU PROXY MATERIALS URGING YOU TO VOTE IN FAVOR OF THE PROPOSALS. YOUR WRITTEN AGENT DESIGNATION IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE AGENT DESIGNATION CARD TO CALL A SPECIAL MEETING.

The date of this Solicitation Statement is January [    ], 2012. This Solicitation Statement and the enclosed WHITE Agent Designation card are first being sent or given to stockholders on or about January [    ], 2012.

BACKGROUND

We are greatly dissatisfied and concerned with the Company’s current leadership, and we believe that an immediate change in the Board is necessary to correct the Company’s direction and remedy the loss of stockholder value. Collectively, the Concerned InfuSystem Stockholders own over 11% of the Company’s outstanding common stock, and the vast majority of the shares held by our Group have been held for several years. Like the Company’s other stockholders, with whom we believe our interests are aligned, we have a strong financial interest in maximizing the value of the Company’s common stock.

As we have monitored the performance of the Company, its management and its stock, we have been consistently disappointed. In 2011, the stock price dropped precipitously, losing almost 40% of its value since the beginning of 2011. In our view, the Company’s business performance has not been acceptable.

Meanwhile, despite the Company’s poor performance and absence of growth, the Company continues to pay its executive officers and directors far in excess of companies of a similar size and market capitalization. As reported in the Company’s proxy soliciting material on Schedule 14A filed with the SEC on April 20, 2011 (the “2011 Proxy Statement”), Board Chairman and Chief Executive Officer Sean McDevitt received $360,000 in annual salary. However, in an unusual departure from customary practice, Mr. McDevitt received an additional $90,000 in the aggregate for his service on the Board and as Chairman. In 2010, the non-employee Board members similarly received high cash compensation for their Board service – in the form of a $50,000 annual retainer, a monthly retainer ranging from $4,000 to $17,000 and an annual “stipend” for Audit Committee service ranging from $1,333 to $8,000, which provided aggregate cash compensation ranging from $86,000 to $254,000 in 2010.

Across all Board members, including Mr. McDevitt, sizable grants of restricted stock were made in April 2010, ranging from 75,000 to 250,000 shares for the non-executive Board members (with grant date fair values ranging from $190,500 to $635,000) to 450,000 shares (with a grant date fair value of $1,143,000) for Mr. McDevitt. Then, in December 2010, the Board amended the restricted stock grants, previously scheduled to vest over three years, to provide immediate vesting. Because the terms of the restricted stock awards granted by the Board provide for the Company to pay the income taxes owed by the Board members from the vesting of the restricted stock, each Board member, including Mr. McDevitt, received a sizable cash tax gross-up payment ranging from $124,000 to $435,000, and $36,000 for Mr. Kopra who joined the Company’s Board in April 2010. In all, the restricted stock granted to the Board members, including Mr. McDevitt, had a grant date fair value in excess of $2.7 million in April 2010, and the Company paid out over $1.8 million in cash in December 2010 to reimburse them for their income taxes due from the generous restricted stock grants. These restricted stock awards were not contingent on the Company’s performance, but provided significant compensation rewards to Board members despite the Company’s poor financial and stock price performance. Mr. McDevitt also entered into a share award agreement, providing him up to 2,000,000 additional shares of common stock if the Company achieves certain stock price thresholds. While we support tying compensation to Company stock price performance and appreciate the ambitiousness of the stock price thresholds under that agreement ($5 to $15 per share), the Company’s 2011 Proxy

Statement reports that Mr. McDevitt is guaranteed all 2,000,000 shares if the Company undergoes a change in control. Therefore, in a year where the Company saw a loss from operations, due largely to an extraordinary increase in general and administrative expense related to stock-based compensation, the Board rewarded itself and Mr. McDevitt very generously.

In summary, we believe that the Company’s current course of action and the Board’s attitude about its role and its value are not in the best interests of stockholders. A new direction, lead by a new Board, is necessary.

We have attempted to approach the Company’s Board and management on numerous occasions to offer assistance and discuss our concerns. Unfortunately, the Company’s management and Board have indicated that their current plans will be sufficient to generate value and they believe that the Company has experienced real growth and value creation recently. We disagree that the Company has seen true growth or value creation, and we have deep concerns that this “business as usual” approach will lead to improved results. In fact, we believe that business as usual will only continue to destroy the Company’s value.

We firmly believe that the Board needs stockholder representation in order to change the Company’s direction and generate value, but the Company has rejected our requests for stockholder-appointed directors. Instead of agreeing to give us the Board representation the stockholders deserve, the Company has offered to buy out our shares if we will go away. We are uninterested in any offers of management or the Board to buy out our shares in an effort to placate us – this does not address the problem or offer any equitable or value-based solution for the Company’s other stockholders.

We do not believe that we are alone in our dissatisfaction with the Company’s direction, management, compensation practices and performance. At the Company’s 2011 Annual Meeting of stockholders, approximately 40% of the roughly 13.7 million voted shares, exclusive of approximately 2.4 million shares that could not be voted on the matter by brokers, were voted as withheld for the election of directors. The proposals related to the Company’s compensation plans – a 3 million share increase for the Company’s 2007 Stock Incentive Plan and re-approving criteria for performance-based awards under such plan (to avoid adverse tax consequences from such significant awards) – fared similarly poorly, with approximately 40% and 36%, respectively of the voted shares voting against or abstaining from the vote on these proposals.

Because efforts to work collaboratively with the Board and management to change the direction of the Company have been ignored, we believe that swift and decisive action must be taken to avoid continued loss of stockholder value. Worse, failure to make a change will result in a loss of value while management and the Board, who are actively impeding improvements, continue to generously compensate themselves.

Therefore, we feel it is time for stockholders to take immediate action to make substantial changes to the composition of the Board. We are seeking your support to request the Company call the Special Meeting of stockholders in accordance with the applicable provisions of the Company’s Bylaws and Delaware law. If we are successful in our solicitation of Agent Designations, and the Special Meeting of stockholders is called and held, we expect to present at the Special Meeting a proposal to remove all of the current Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, and to replace them with director candidates that have the appropriate experience, expertise and motivation to correct the Company’s path and implement significant changes for the benefit of all Company stockholders.

PAST CONTACT

On December 6, 2011, Meson, Kleinheinz and Boston collectively filed with the Securities and Exchange Commission (“SEC”) a Schedule 13D reporting 2,423,683 shares, or 11.4%, of the Company’s common stock that could be deemed to be beneficially owned by Meson, Kleinheinz and Boston in the aggregate. On that same day, Pat LaVecchia, Vice Chairman of the Board, contacted certain members of the Concerned InfuSystem Stockholders to schedule a meeting in person on December 13, 2011 to discuss the Company.

On December 13, 2011, certain members of the Concerned InfuSystem Stockholders met in person in Fort Worth, Texas with members of the Company’s management, including Mr. McDevitt, the Company’s Chief

Executive Officer and Chairman of the Board, and Mr. LaVecchia. The purpose of the meeting was for us to express our dissatisfaction with the Company’s performance and to request the appointment of three directors selected by us to provide the stockholders representation on the Board to facilitate the generation of stockholder value. The Company indicated that it would discuss our suggestions at a scheduled Board meeting.

On December 19, 2011, certain members of the Concerned InfuSystem Stockholders participated in a conference call with Mr. LaVecchia. During this call, Mr. LaVecchia relayed the Board’s support for the Company’s current management and current strategy and declined the Group’s requests for stockholder board representation.

On January [    ], 2012, Meson, Kleinheinz and Boston collectively filed an amended Schedule 13D reporting the same 2,423,683 shares, or 11.4%, of the Company’s common stock deemed to be beneficially owned by the Group as reported in the Schedule 13D filed on December 6, 2011, and updating the disclosure to reflect the filing of the Preliminary Proxy Statement for this Solicitation Statement.

PLANS FOR THE SPECIAL MEETING

If we, the Concerned InfuSystem Stockholders, are successful in our solicitation of Agent Designations and the Special Meeting is called, we expect to present the following matters for a stockholder vote at the Special Meeting:

•

Amendment of Bylaws at Article II, Section 2.4 and Repeal of and Company Amendments Prior to the Effectiveness of the Proposals. The Concerned InfuSystem Stockholders expect to propose an amendment to Article II, Section 2.4 of the Bylaws to permit the Company’s stockholders to fill any vacancies, however caused, on the Board. Presently, only the Board members can fill a Board vacancy or newly created directorship created by the increase in the size of the Board, except in a special circumstance. Because the Concerned InfuSystem Stockholders seek to remove all of the Company’s Board members and replace the removed directors with our Nominees, it is important for the stockholders to have the ability under the Bylaws to fill these vacancies.

Further, this Proposal seeks to repeal any amendment to the Bylaws adopted without stockholder approval subsequent to the last public filing on January 22, 2009 of the Bylaws and prior to the effectiveness of the Proposals. This Proposal is designed to prevent the Board from taking actions to amend the Bylaws to attempt to nullify or delay the actions taken by, or proposed to be taken by, the stockholders pursuant to the Proposals or to create new obstacles to the implementation of changes in the Company’s Board. The Bylaws filed with the SEC on January 22, 2009 as Exhibit 3.2 to the Company’s Current Report on Form 8-K are the most recent publicly-available version of the Bylaws (the “Existing Bylaws”). Accordingly, this Proposal would only amend Article II, Section 2.4 and would not repeal any other provision of the Existing Bylaws. If, however, the Board has adopted since January 22, 2009, or adopts prior to the effectiveness of the Proposals, any amendment to the Bylaws, this Proposal would repeal such amendment so as to prevent the Board from creating new obstacles to and removing any existing undisclosed obstacles to the adoption of the Proposals. The repeal of bylaws requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, voting together as a single class.

•

Removal of Directors. The Concerned InfuSystem Stockholders expect to propose the removal, without cause, of each of the Company’s current directors, as well as any other person who may be appointed a director without stockholder approval subsequent to January 18, 2012 and prior to the effectiveness of the Proposals. The Company’s current directors are Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter. Pursuant to the Company’s Bylaws, the removal of directors requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, voting together as a single class.

•

Election of Directors. The Concerned InfuSystem Stockholders expect to propose the election as directors of the Company of seven nominees to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is our current intention to nominate for election Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters. Assuming there is a quorum at the Special Meeting, directors will be elected by a plurality of the votes cast by the stockholders of the Company entitled to vote at the Special Meeting.

We will solicit votes for the election of our candidates only by means of a second proxy statement and proxy card once the record and meeting dates for the Special Meeting have been established. If the Concerned InfuSystem Stockholders are successful in calling the Special Meeting as a result of the solicitation of Agent Designations from the Requisite Holders, then we will include in our definitive proxy statement for such Special Meeting information regarding voting at that Special Meeting. The sole purpose of this solicitation, and the only effect of your designation on the enclosed Agent Designation, is to demand the calling of the Special Meeting.

Accordingly, we urge you to join with us in demanding the calling of the Special Meeting for the purpose of submitting the Proposals to stockholders for a vote thereon. To help us call the Special Meeting, please follow the instructions for delivering Agent Designations described below.

THE SPECIAL MEETING

The Concerned InfuSystem Stockholders are soliciting written Agent Designations to appoint agents to act on behalf of the Company’s stockholders to have the Company call the Special Meeting of stockholders pursuant to the Company’s Bylaws. We are furnishing this Solicitation Statement and the WHITE Agent Designation card to enable you and the Company’s other stockholders to support us in requesting the Special Meeting be called and held. For the Special Meeting to be properly requested in accordance with the Company’s Bylaws, written requests in favor of the call of the Special Meeting must be executed by the holders of not less than a majority of all votes entitled to be cast at such meeting and delivered to the Secretary of the Company.

On the date of filing this Solicitation Statement, we were the record and beneficial owners of 2,423,683 shares of the Company’s common stock. According to the Company’s Form 10-Q for the quarterly period ended September 30, 2011, as of November 8, 2011, there were 21,244,916 shares of the Company’s common stock outstanding. Based on the number of shares outstanding, Agent Designations representing an aggregate of at least 8,198,776 shares of common stock, in addition to the shares held by the Concerned InfuSystem Stockholders, will be required to demand the call of the Special Meeting.

If we obtain sufficient Agent Designations to demand the Special Meeting, we expect to cause the designated agents promptly to demand the calling of the Special Meeting. After the Special Meeting is called, then we intend to solicit proxies from you in support of the Proposals by sending you a notice of the Special Meeting, a proxy statement and a proxy card for use therewith. At the Special Meeting, the stockholders will be asked to vote “For” the Proposals.

Under the Bylaws, the Company’s Secretary is to fix the date and time of the Special Meeting no later than 75 days following the receipt of the request for the Special Meeting. If the Secretary neglects or refuses to fix the date for the Special Meeting, the requesting stockholders may fix the date. The Bylaws also require the Company, in complying with a request to convene a Special Meeting, to provide stockholders written notice of the venue and agenda items at least ten (10) and no more than sixty (60) days before the date of the Special Meeting. The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting shall be at the close of business on the day next preceding the day on which notice of the Special Meeting is given to stockholders, unless the Board sets a different record date in accordance with Article I, Section 1.5 of the Company’s Bylaws and the Delaware General Corporation Law.

While we are currently only soliciting Agent Designations in support of the calling of the Special Meeting, if the Special Meeting is called, our current intention is to put forth the proposals described above under “Plans for the Special Meeting.”

We expect to request, in any future proxy solicitation relating to the Special Meeting, authority (i) to initiate and vote for proposals to recess or adjourn the Special Meeting for any reason and (ii) to oppose and vote against any proposal to recess or adjourn the Special Meeting. We do not currently anticipate additional proposals on any substantive matters. Nevertheless, we reserve the right to either modify the Proposals or cause additional proposals to be identified in the notice of, and in, the proxy materials for the Special Meeting. We are not aware of any other proposals to be brought before the Special Meeting. However, should other proposals be brought before the Special Meeting, we will vote our proxies on such matters in our discretion.

AGENT DESIGNATION PROCEDURES

Pursuant to this Solicitation Statement, the Concerned InfuSystem Stockholders are soliciting from the holders of the Company’s outstanding shares of common stock the designation of specified persons to serve as the stockholder’s agents and the authorization of these designated agents (i) to request that the Company call the Special Meeting and hold such Special Meeting as soon as possible and (ii) to exercise all other rights of the holders of shares of common stock incidental to calling the Special Meeting and causing the purposes of the authority expressly granted pursuant to the written requests to the designated agents to be carried into effect, including to apply, if need be, to an appropriate court to order that the Special Meeting be held.

Executed Agent Designations should be delivered by mail using the enclosed postage-paid envelope. If we receive executed Agent Designations from the Requisite Holders, we may cause the Designated Agents to demand the call of the Special Meeting at such time.

Please note that written Agent Designations to call the Special Meeting will not grant the designated agent(s) the power to vote your shares of Company common stock at the Special Meeting and will not commit you to cast any vote in favor or against any proposal to be brought before the Special Meeting. To vote on the matters to be brought before the Special Meeting, you must vote by proxy or in person at the Special Meeting.

You may revoke your Agent Designation at any time prior to the date on which the designated agents deliver the demand of the Requisite Holders for the Special Meeting to the Company by delivering a written revocation to us, care of Innisfree, at the address set forth on the back cover of this Solicitation Statement. Such a revocation must clearly state that your Agent Designation is no longer effective. Any revocation of an Agent Designation will not affect any action taken by the designated agents pursuant to the Agent Designation prior to such revocation. Although such revocation is also effective if delivered to the Secretary of the Company or to such other recipient as the Company may designate as its agent, we request that either the original or photostatic copies of all revocations be mailed or faxed to the Concerned InfuSystem Stockholders, care of Innisfree, so that we will be aware of all revocations and can more accurately determine if and when enough Agent Designations have been received from stockholders.

If your shares of Company common stock are registered in your own name, please sign, date and mail the enclosed WHITE Agent Designation to Innisfree in the postage-paid envelope provided. If any of your shares of common stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute an Agent Designation for such shares of common stock and will do so only upon receipt of specific instructions from you. Accordingly, each stockholder who holds shares of common stock through a nominee such as a brokerage firm, bank, bank nominee or other institution must contact the person responsible for the stockholder’s account and advise that person to execute and return the accompanying WHITE Agent Designation. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to us, care of Innisfree at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Your Agent Designation is important, no matter how many or how few shares you own. Please complete, sign and return the enclosed WHITE Agent Designation card as promptly as possible. The failure to sign and return the WHITE Agent Designation card will have the same effect as opposing the call of a Special Meeting.

If you have any questions about executing or delivering your

WHITE Agent Designation or require assistance, please contact:

INNISFREE M&A INCORPORATED

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NY 10022

Stockholders Call Toll-Free at: (888) 750-5884

Banks and Brokers Call Collect at: (212) 750-5833

By executing the WHITE Agent Designation card and returning it to us, you are not committing to cast any vote in favor or against, nor are you granting us any proxy to vote on, any proposal to be brought before the Special Meeting.

SOLICITATION OF REQUESTS; EXPENSES

The Concerned InfuSystem Stockholders will bear the entire expense of preparing and mailing this Solicitation Statement and any other soliciting material and the total expenditures relating to the solicitation of requests to call the Special Meeting, including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. We may solicit Agent Designations by telephone, email, telegram, and personal solicitation, in addition to the mail. We will reimburse the reasonable out-of-pocket expenses of banks, brokerage houses, and other custodians, nominees, and fiduciaries in connection with the forwarding of solicitation material to the beneficial owners of Company common stock that such institutions hold.

Innisfree, a proxy solicitation firm, has been retained to assist in the solicitation of Agent Designation requests and the proxy solicitation in connection with the Special Meeting, if called, at a fee not to exceed $60,000, plus reimbursement of reasonable out-of-pocket expenses. Innisfree will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. That firm will utilize approximately 30 persons in its solicitation efforts.

We estimate that our total expenditures relating to the solicitation of requests to call a Special Meeting and the solicitation of proxies for approval of the Proposals at the Special Meeting will be approximately $250,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation, and litigation). Our total expenditures to date relating to these solicitations have been approximately $85,000.

If we are successful in our solicitation of requests to call the Special Meeting and in our solicitation of proxies approving the Proposals at such Special Meeting, we will seek reimbursement from the Company for all actual expenses we have incurred since the formation of the InfuSystem Stockholder Group in December 2011, and will incur, in connection with this solicitation, including the cost of preparing, disseminating, and the public filing of this document, stock ownership filings and related public filings, and the solicitation of proxies approving the Proposals in connection with the Special Meeting. Following the Special Meeting, the Concerned InfuSystem Stockholders will request that the Board approve a reimbursement of such expenses. We do not currently intend to submit such matter to a vote of the Company’s stockholders.

CERTAIN INFORMATION REGARDING THE COMPANY

The Company is a Delaware corporation with its principal executive offices at 31700 Research Park Drive, Madison Heights, Michigan 48071.

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith it files periodic reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning (202) 551-8090. The Company’s filings with the SEC are also available to the public without charge on the SEC’s website (http://www.sec.gov).

Except as otherwise noted herein, the information concerning the Company contained in this Solicitation Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. Although the Concerned InfuSystem Stockholders do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we have not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. For information regarding the security ownership of certain beneficial owners and the management of the Company, please refer to Annex A attached to this Solicitation Statement.

INFORMATION REGARDING THE NOMINEES

In the event that the Special Meeting is called and held and the Company’s stockholders approve our proposal to remove, without cause, each of the members of the current Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, and any person or persons appointed by the Board without stockholder approval between January 18, 2012 and up through and including the date of the Special Meeting, we will seek stockholder support to elect up to seven (7) nominees for election to the Board to fill the ensuing vacancies (the “Group Nominees”). Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the proposed Group Nominees. We reserve the right to nominate substitute persons for any of the nominees named herein. This information has been furnished to the Concerned InfuSystem Stockholders by the Group Nominees. Other than Mr. Morris, who is a citizen of Canada, the Group Nominees are citizens of the United States of America.

Alan Bazaar, age 41, is a Managing Director and Partner of Hollow Brook Associates, LLC, where he is responsible for investment research, portfolio management, business development and compliance. Prior to joining Hollow Brook in January 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC (“RLSI”). Mr. Bazaar was with RLSI for over ten years where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, from 2006 to 2010, when it was sold. He was also a director of Media Sciences Inc, a formerly NASDAQ-listed manufacturer of printer ink supplies, from June 2004 to April 2008, where he served on the Nominating and Corporate Governance, Compensation and Audit Committees. From 1995 to July 1999, he was with Arthur Andersen LLP. serving both the Assurance and Financial Buyer’s Practices unit and in his last position serving as a Supervisory Senior Consultant in the Business Fraud and Investigation Services unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Masters of Business Administration from New York University, Stern School of Business. He is also a Certified Public Accountant.

Mr. Bazaar is a proposed Group Nominee in light of Mr. Bazaar’s significant experience as an investor, board member and committee member, and considerable expertise in financial statement audits and capital allocation. We believe that such experience and expertise will be very valuable to the Company’s new Board of Directors.

John Climaco, age 43, is the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco’s leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopaedic industry. Among other accolades, Orthopaedics This Week recognized ScoliScore as the Best New Diagnostics Technology for Spine Care 2010. Mr. Climaco has been involved with start-up ventures in various capacities for the last twelve years. Prior to founding Axial Biotech, Mr. Climaco served as a Producer in 1998 and Director of Programming from 1999 to 2000 for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco created partnerships with Intel, Microsoft WebTV, NBC Sports, and National Geographic. An attorney by training, Mr.

Climaco practiced with Fabian & Clendenin in Corporate and Tax Law in Salt Lake City from 2001 to 2007. Over his career, he has handled a wide range of transactions, including IPOs, venture, private equity, and debt financings, mergers and acquisitions and intellectual property licensing transactions. Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

Mr. Climaco has significant executive experience with a healthcare services company, including in raising capital, engineering strategic alliances and building executive teams, a distinctive record of business successes, and considerable experience managing complex business operations and legal strategies. As a result, we propose to name Mr. Climaco as a Group Nominee.

Charles Gillman, age 41, has provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma since March 2001. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) so that VFA could serve as the investment advisor of various family related assets. VFA discontinued its role as investment advisor in December 2008. Prior to joining Nadel and Gussman, LLC, Mr. Gillman held a number of positions in the investment industry. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Currently, Mr. Gillman serves on the boards of directors of MRV Communications, Inc., a communications equipment and services company traded on the OTCQB, which he joined in November 2009 and where he is a member of the Compensation Committee and previously served on the Audit Committee; Littlefield Corporation a charitable gaming company quoted on the OTCQB, which he joined in May 2008 and where he is a member of the Compensation and Nominating Committees and previously served on the Audit Committee; and CompuMed, Inc., a private medication management company, which he joined in February 2008. Mr. Gillman received a Bachelor of Science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of the Penn Club of New York.

Mr. Gillman’s expertise is in the creation of shareholder value at companies in transition, and he has extensive experience in the analysis of companies going through changes in their capital allocation strategy. In light of this, his service on multiple boards of publicly traded companies, and his strategic planning expertise, we propose to name Mr. Gillman as a Group Nominee.

Ryan Morris, age 27, is the Managing Partner of Meson Capital Partners, a New York-based investment partnership, which he founded in February 2009. Since June 2011, Mr. Morris has served as a member of the equity committee responsible for selling the assets of, and maximizing value to the shareholders of, HearUSA, Inc., an NYSE Amex-listed company in Chapter 11 bankruptcy. Prior to founding Meson LP, in 2008 he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelors of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and he has completed the Chartered Financial Analyst Program.

Mr. Morris has extensive investment experience as both a founder of an operating company, as well as an investment partnership. We have selected Mr. Morris as a Group Nominee in light of his experience and expertise and his dedication to the improvement of the Company’s Board.

Robert Pons, age 55, has served as the Chairman of the board of directors of Livewire Mobile, Inc., a wireless technology company since November 2009, which board he joined in December 2008. From January 2008 to February 2011, he served as Senior Vice President of Capital Markets for Management Network Group Inc. (also known as TMNG Inc.). Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (also known as Smartserv Online Inc.), an OTC-quoted wireless applications server, from January 2004 to April 2007 and its Interim Chief Executive Officer from August 2003 to January 2004. He was a co-founder and served as President and Chief Operating Officer of FreedomPay, Inc. from March 1999 to April 2002. Mr. Pons was the Founder of LifeSafety Solutions, Inc. and served as its President and Chief Executive Officer from January 1994 to March 1999. Prior to founding LifeSafety Solutions, Mr. Pons held Senior Executive positions in the landline and wireless telecom industry with MCI, Inc. from 1980 to 1986 and Sprint Inc. He served as Senior Vice President of Business Development for Geotek. In 1986, he was recruited by Sprint to manage its Northeast Sales division with over $750 million in revenue. He also served as a Special Advisor to the President of MCI during MCI’s highest growth years.

In addition to serving as Chairman of LiveWire Mobile, Mr. Pons currently serves on numerous other boards of directors. He joined the board of Primus Telecommunications Group Inc., an NYSE-listed advanced telecommunications service provider, in September 2011 and currently serves on its Nominating and Governance Committee. He joined the board of Proxim Wireless Corporation, an OTCQX-quoted provider of wireless network technologies for wireless internet, video surveillance and backhaul applications, in May 2011 and currently serves on its Audit Committee. He joined the board of Network-1 Security Solutions, Inc., an OTCQB-quoted company engaged in the acquisition, development, licensing and protection of its various telecommunications and data networking intellectual property and proprietary technologies, in December 2003, where he currently serves on the Compensation Committee. He serves as a Director and member of the Nominating and Governance Committee of MRV Communications, Inc., which he joined in November 2011. He served as a Director of Arbinet Corporation (formerly Arbinet-thexchange Inc.) from April 2009 to February 2011. Mr. Pons holds a Bachelor of Arts, with honors, from Rowan University.

Mr. Pons has over 30 years of senior level management experience including early stage ventures, Fortune 500 and turnaround companies and developing new distribution strategies. Further, he has a wealth of public company board and committee service experience. As a result, we propose to name Mr. Pons a Group Nominee.

Dilip Singh, age 63, most recently served as the Chief Executive Officer and a Director of MRV Communications, Inc. from July 2010 to December 2011. Prior to joining MRV, Mr. Singh was Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator, from December 2008 to May 2009, where he was responsible for turning a new acquisition to sustained growth and profitability. From 2004 to 2008, Mr. Singh was President and Chief Executive Officer of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom software company. Mr. Singh was President of NewNet, a telecom infrastructure software startup, which was acquired by ADC Telecommunications Inc., from 1994 to 1998. He remained an executive consultant to ADC through 2000, and returned in 2003 to 2004 as the president of ADC’s software systems division. In the interim 2001 to 2003 period, he was Executive Chairman of IntelliNet and Entrepreneur in Residence with MC Venture Partners, and in such capacity acted as an executive consultant and board advisor to several companies. From 1988 to 1994, Mr. Singh was an executive director at Sprint Corporation, where he directed strategic planning and development of intelligent network services, network management and call center applications for consumer and business customers, and supported marketing and sales with an annual revenue impact of over $2 billion. Prior to Sprint, he co-founded United Database Corporation, a start-up that led the introduction of yellow pages in three major metropolitan cities in India and had $12 million in revenue during its first 18 months. Mr. Singh began his career as an executive telecommunication consultant with Alcatel-Lucent switching systems divisions in the United States, England, Germany and Italy for over 10 years. Mr. Singh earned a Masters degree in Electronics and Communications Electrical Engineering from the Indian Institute of Technology and a Masters of Science in Physics from the University of Jodhpur.

He has almost 40 years of operational executive management and board experience with global Fortune 500 telecom carriers, entrepreneurial start-ups and early stage telecom software companies, network equipment providers and a venture capital firm. Mr. Singh has been proposed as a Group Nominee because of his vast executive experience in a variety of roles and in companies of all sizes.

Joseph Whitters, age 53, has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp., a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. He currently serves as a Director of Omnicell, Inc., NASDAQ-listed medication automation and analytics company, which he joined in May 2003, and where he currently serves as the chairman of the Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Mentor, Solexa and Luminent Mortgage. Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelors of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

With his almost 20 years of experience in senior financial management positions with healthcare corporations, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company, we believe Mr. Whitters will bring important financial and accounting skills to the Company’s Board. Accordingly, we have proposed Mr. Whitters as a Group Nominee.

We believe that each of the Group Nominees qualifies as independent under the NYSE Amex Company Guide, and we have no knowledge of any facts that would prevent a determination that each of the Nominees is independent. Messrs. Gillman and Pons both serve on the board of directors of MRV Communications, Inc., where Mr. Singh was Chief Executive Officer until December 2011.

The business address for each of the Group Nominees, excluding Mr. Gillman, whose address is provided in “Certain Information Regarding the Participants”, is c/o Meson Capital Partners, 531 E. State Street, Ithaca NY, 14850.

None of the Group Nominees has carried on an occupation or employment, during the past five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Group Nominees has ever served on the Company’s Board. No family relationships exist between any Group Nominee and any director or executive officer of the Company.

Excluding Messrs. Morris and Gillman, none of the Group Nominees nor any of their respective associates owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company or any parent or subsidiary of the Company, nor have purchased or sold any securities of the Company within the last two years.

There are no material proceedings to which any Group Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries, nor does any Group Nominee have a material interest adverse to the Company or any of its subsidiaries.

None of the Group Nominees has been involved in any legal proceedings in the preceding ten years which are described in Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933 (“Regulation S-K”) and which must be disclosed as material for purposes of an evaluation of the integrity or ability of any person nominated to become a director under the federal securities laws.

None of the Group Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

The Group Nominees have not received any compensation from the Concerned InfuSystem Stockholders for serving as nominees, and they will not receive any compensation from us for their services as directors of the Company if elected. Each of the Group Nominees, if elected, will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Company’s 2011 Proxy Statement. The Concerned InfuSystem Stockholders have signed or intend to sign a letter agreement pursuant to which we agree to indemnify certain of the Group Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with this solicitation, any solicitation in connection with the Special Meeting and any related transactions. Other than as stated in this Solicitation Statement, there are no arrangements or understandings between members of the Concerned InfuSystem Stockholders and any of the Group Nominees or any other person or persons pursuant to which the nomination of the Group Nominees described herein is to be made. Each of the Group Nominees has consented to be named in this Solicitation Statement and to serve as a director of the Company if elected as such at the Special Meeting.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Group Nominees and the other members of the Concerned InfuSystem Stockholders are participants in this solicitation.

Meson Capital

Founded in 2009, Meson Capital Partners focuses on deep value, activist investment opportunities. The principal business of Meson LLC and Meson LP is investing in securities. Meson LLC is the general partner of Meson LP. Mr. Morris is the managing member of Meson LLC, which is organized as a limited liability company under the laws of the state of Delaware. Meson LP is organized under the laws of the state of New York. Mr. Morris is a citizen of Canada. The principal business address of Meson is 531 E. State Street, Ithaca NY, 14850.

As of the date of this Solicitation Statement, Meson LP beneficially owns and has voting and dispositive power over 446,450 shares of Company common stock (the “Meson LP Shares”), or 2.1% of the issued and outstanding common stock. Meson LP disclaims beneficial ownership of the Morris Shares (defined below). As general partner of Meson LP, Meson LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Meson LP Shares. Meson LLC does not own any shares of common stock directly and disclaims beneficial ownership of the Meson LP Shares. As managing member of Meson LLC, Mr. Morris may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Meson LLC. In addition, Mr. Morris beneficially owns and has voting and dispositive power over 33,426 shares of common stock (the “Morris Shares”), or 0.2% of the issued and outstanding common stock. Mr. Morris disclaims beneficial ownership of any shares of common stock beneficially owned by Meson LLC. As an entity which is managed by Mr. Morris, Meson LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Morris Shares. Meson LLC disclaims beneficial ownership of the Morris Shares.

Mr. Gillman, portfolio manager of Boston Capital, has a less than 2% ownership interest in Meson LLC.

Kleinheinz Capital

Kleinheinz Capital is an investment adviser with over 15 years experience managing Global LP, Global QP and Global Ltd. Mr. Kleinheinz has over 25 years of experience in international financial markets and investment management. The principal business of Kleinheinz Capital is serving as investment manager for Global LP, Global QP, Global Ltd., and Global Master. The principal business of LDC is serving as general partner of Global LP and Global QP. The principal business of Global Master is making, holding and disposing of investments, including securities of the Company. The principal business of Global LP, Global QP and Global Ltd. is serving as general partner of Global Master.

Mr. Kleinheinz is the sole director and President of Kleinheinz Capital and a director of LDC. His principal occupation is serving as President and director of Kleinheinz Capital. In addition to Mr. Kleinheinz, the executive officers of Kleinheinz Capital are James K. Phillips (“Mr. Phillips”), Chief Financial Officer, and Andrew J. Rosell (“Mr. Rosell”), General Counsel and Chief Compliance Officer, and these positions are the principal occupations of Messrs. Phillips and Rosell. In addition to Mr. Kleinheinz, Mr. Phillips is the other director of LDC. LDC is the general partner of Global LP and Global QP. Mr. Kleinheinz, Mr. Phillips and Geoff Ruddick (“Mr. Ruddick”) are the directors of Global Ltd. Global LP, Global QP, and Global Ltd. are the general partners of Global Master. Kleinheinz Capital is investment manager of Global LP, Global QP, Global Ltd. and Global Master.

The principal business addresses for Kleinheinz are as follows:

(1)	Kleinheinz Capital Partners, Inc.

301 Commerce Street, Suite 1900

Forth Worth, Texas 76102

(2)	Kleinheinz Capital Partners LDC

c/o Walkers SPV Limited

Walker House, 87 Mary Street

George Town, Grand Cayman

KYI-9002 Cayman Islands

(3)	Messrs. Kleinheinz, Phillips and Rosell

301 Commerce Street, Suite 1900

Forth Worth, Texas 76102

Mr. Ruddick

c/o International Management Services Ltd.

P.O. Box 61, KY1-1102

4th Floor, Harbour Centre

George Town, Grand Cayman

Cayman Islands

(4)	Global Undervalued Securities Master Fund, L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(5)	Global Undervalued Securities Fund, L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(6)	Global Undervalued Securities Fund (QP), L.P.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

(7)	Global Undervalued Securities Fund, Ltd.

c/o BNY Mellon Alternative Investment Services Ltd.

48 Par-La-Ville Road, Suite 464

Hamilton HM 11, Bermuda

The citizenship or place of organization for Kleinheinz is as follows:

(1)	Kleinheinz Capital Partners, Inc. is a corporation organized under the laws of the State of Texas.

(2)	Kleinheinz Capital Partners LDC is a Cayman Islands limited duration company.

(3)	Messrs. Kleinheinz, Phillips and Rosell are U.S. citizens. Mr. Ruddick is a citizen of Canada.

(4)	Global Undervalued Securities Master Fund, L.P. is a Cayman Islands exempted limited partnership.

(5)	Global Undervalued Securities Fund, L.P. is a Delaware limited partnership.

(6)	Global Undervalued Securities Fund (QP), L.P. is a Delaware limited partnership.

(7)	Global Undervalued Securities Fund, Ltd. is a Cayman Islands exempted company.

Global Master beneficially owns and has voting and dispositive power over 1,861,480 shares of Company common stock (the “Global Master Shares”), or 8.8% of the issued and outstanding common stock. As general partners of Global Master, Global LP, Global QP and/or Global Ltd. may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Global Master Shares. None of Global LP, Global QP or Global Ltd. owns any shares of common stock directly.

As general partner of Global LP and Global QP, LDC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Global LP or Global QP. LDC does not own any shares of common stock directly.

As investment manager of Global LP, Global QP, Global Ltd., and Global Master, Kleinheinz Capital may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Global Master Shares and any shares of common stock beneficially owned by Global LP, Global QP or Global Ltd. Kleinheinz Capital does not own any shares of common stock directly.

As sole director and President of Kleinheinz Capital and director of LDC, Mr. Kleinheinz may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) any shares of common stock beneficially owned by Kleinheinz Capital or LDC. Mr. Kleinheinz does not own any shares of common stock directly.

Boston Capital

The principal business of Boston Capital is investing in securities. Stephen Heyman and James Adelson are the joint managers of Boston Capital. Mr. Gillman is the portfolio manager of Boston Capital. The principal occupation of each of Messrs. Heyman and Adelson is independent oil and gas exploration and development, and Mr. Gillman’s principal occupation is providing portfolio management services to Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman. Boston Capital is organized under the laws of the State of Oklahoma, and Messrs. Heyman, Adelson and Gillman are U.S. citizens. The principal business address of Boston Capital and Messrs. Heyman Adelson, and Gillman is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74103.

Boston Capital directly beneficially owns and has voting and dispositive power over 82,327 shares of Company common stock, or 0.4% of the issued and outstanding common stock. As the managers of Boston Capital, each of Messrs. Heyman and Adelson have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) any shares of common stock beneficially owned by Boston Capital. Neither Mr. Heyman nor Mr. Adelson owns any shares of Company common stock directly, and each disclaims beneficial ownership of the shares of Company common stock directly beneficially owned by Boston Capital. As the portfolio manager of Boston Capital, Mr. Gillman has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) any shares of common stock beneficially owned by Boston Capital. Mr. Gillman does not own any shares of Company common stock directly, and disclaims beneficial ownership of the shares of Company common stock directly beneficially owned by Boston Capital.

Group Nominees

Excluding Mr. Morris, discussed above, no Group Nominee holds any shares of Company common stock directly, and each Group Nominee disclaims beneficial ownership of shares of Company common stock held by any other Group Nominee or member of the Concerned InfuSystem Stockholders.

Section 13(d) Group

Each of the members of the Concerned InfuSystem Stockholders, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is deemed to be a beneficial owner of the 2,423,683 shares of common stock of the Company held by each of the members of the Concerned InfuSystem Stockholders combined, or 11.4% of the issued and outstanding common stock, and each entity or individual may be deemed to beneficially own the shares of each other entity or individual in the reporting group. Each member of the InfuSystem Group disclaims beneficial ownership of such shares of common stock, except to the extent of their pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by members of the Concerned InfuSystem Stockholders, please refer to Annex B to this Solicitation Statement.

Each individual and entity in Kleinheinz disclaims beneficial ownership of the Meson LP Shares, the Morris Shares, or any shares of common stock beneficially owned by any individual or entity in Meson or in Boston.

Each individual and entity in Meson disclaims beneficial ownership of the Global Master Shares, or any shares of common stock beneficially owned by any individual and entity in Kleinheinz or in Boston.

Each individual and entity in Boston disclaims beneficial ownership of the Global Master Shares, the Meson LP Shares, the Morris Shares, or any shares of common stock beneficially owned by any individual and entity in Kleinheinz or in Meson.

Except as set forth in this Solicitation Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Group Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Special Meeting.

CERTAIN EFFECTS OF THIS CONSENT SOLICITATION

Based upon a review of the Company’s public filings with the SEC, the Company stockholders’ approval at the Special Meeting of our proposals to remove the Company’s current Board members and to elect the Group Nominees to fill the Board or a majority of the Board (together, the “Group Proposals”) would result in a “Change in Control” under a number of agreements with various Company executives (the “Executive Agreements”), including the Share Award Agreement with Mr. McDevitt (the “Share Award Agreement”). The definition of “Change in Control” in these agreements includes a change in the majority of the membership of the Board from the date of the respective agreements, unless such new Board members are approved by majority vote of the then-current Board. Upon a Change in Control, according to the provisions of the Executive Agreements, the following 300,000 restricted shares held by the following employees would immediately vest: Scott Chesky (50,000 shares), David Haar (50,000 shares), Bryan Russo (50,000 shares), and Janet Skonieczny (150,000 shares). Further, as detailed in the Company’s 2011 Proxy Statement, upon a Change in Control, all shares outstanding under the Share Award Agreement (2,000,000 shares in total) would vest immediately, and the Company would pay Mr. McDevitt the compensation necessary to cover income taxes incurred in connection with the issuance of such shares (i.e., a tax gross-up payment).

In addition, while the 2007 Stock Incentive Plan does not include provisions relating to a change in control of the Company, under such plan, the Compensation Committee of the Board retains broad discretion to provide for the immediate acceleration of vesting of awards under the plan. As reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (the “Form 10-Q”), approximately 2.6 million shares issued under the plan were unvested at September 30, 2011.

We have not independently verified if the copies of the Executive Agreements, Share Award Agreement and the 2007 Stock Incentive Plan (collectively, the “Filed Agreements”) publicly filed by the Company with the SEC are the same as the executed copies of the Filed Agreements, and the analyses above are based on our review of the Company’s public SEC filings. Other compensation or vesting provisions with other Company employees or directors may be triggered by a change in control. Further, the discussion of the impact under Mr. McDevitt’s Share Award Agreement of the Company stockholders’ approval of our proposals regarding the removal of the Company’s Board and the election of the Group Nominees at a Special Meeting is based entirely upon the Company’s 2011 Proxy Statement. If the Company stockholders approve the election of the Group Nominees, prior to the acceleration of vesting of any Company equity awards or the payment of any compensation or tax gross-up, we expect to review with counsel the original copies of all relevant agreements, award documentation and Company records associated with the creation of the potential obligations upon a change in control.

Pursuant to the Company’s bank Credit Agreement, dated as of June 15, 2010 (the “Credit Agreement”), the Group Proposals would trigger a Change of Control (as defined in the Credit Agreement, which includes a change in the majority of the Company’s Board, during any period of 24 consecutive months, unless approved by the original Board members in place at the beginning of such period and/or their elected successors). Under the Credit Agreement, a Change of Control constitutes an Event of Default (as defined in the Credit Agreement), which entitles the lenders to cease making loan advances and to declare the outstanding principal and accrued interest due and payable. As reported in the Form 10-Q, as of September 30, 2011, the outstanding principal plus accrued interest under the Credit Agreement was $25.1 million. As above, we have not independently verified if the form of the Credit Agreement is the same as the executed copy of the Credit Agreement, and our analysis is based on the copy of the Credit Agreement, as amended, filed by the Company with the SEC.

Although the Concerned InfuSystem Stockholders have not had discussions with the Company’s Lenders, we believe that it is unlikely that if the Group Proposals were adopted that the Lenders would exercise their rights to accelerate loans made to the Company. While there can be no assurances that the loans under the Credit Agreement would not be accelerated, this belief is based on our view that the Group Nominees are qualified to oversee the business of the Company, and that the Company’s business is not dependent on any of the Company’s other officers or directors.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder wishing to submit a proposal to be included in the Company’s 2012 proxy statement pursuant to Rule 14a-8 of the Exchange Act must have submitted such proposal in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 which must have been received by the Company no later than December 22, 2011.

Stockholder proposals not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than January 28, 2012 and no later than February 27, 2012.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2012 Annual Meeting is based on information contained in the Company’s 2011 Proxy Statement. The incorporation of this information in this proxy statement should not be construed as an admission by the Concerned InfuSystem Stockholders that such procedures are legal, valid or binding.

YOUR SUPPORT IS IMPORTANT

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, WE ARE SEEKING YOUR SUPPORT. PLEASE SIGN, DATE, AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED WHITE AGENT DESIGNATION CARD AS SOON AS POSSIBLE.

IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A WRITTEN AGENT DESIGNATION WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WRITTEN AGENT DESIGNATION TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact Innisfree, proxy solicitors for the Concerned InfuSystem Stockholders, at the following address and toll free telephone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free at: (888) 750-5884

Banks and Brokers Call Collect at: (212) 750-5833

IT IS IMPORTANT THAT YOU SIGN AND DATE YOUR WHITE AGENT DESIGNATION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

THE CONCERNED INFUSYSTEM STOCKHOLDERS

January [ ], 2012

ANNEX A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT OF THE COMPANY

Security Ownership of the Concerned InfuSystem Stockholders and Director Nominees

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of January [    ], 2012, in each case including shares of common stock which such persons have the right to acquire within 60 days of January [    ], 2012, by:

•	each member of the Concerned InfuSystem Stockholders;

•	each of the Group Nominees to the Board; and

•	all of the members of the Concerned InfuSystem Stockholders and Group Nominees as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Global Undervalued Securities Master Fund, L.P. (1)	1,861,480	8.8%

Meson Capital Partners LLC (2)	479,876	2.3%

Meson Capital Partners LP (2)	446,450	2.1%

Ryan Morris (2)(4)	479,876	2.3%

Boston Avenue Capital LLC (3)	82,327	*

Charles Gillman (3)(4)	82,327	*

Alan Bazaar (4)	0	0%

John Climaco (4)	0	0%

Robert Pons (4)	0	0%

Dilip Singh (4)	0	0%

Joseph Whitters (4)	0	0%

All participants as a group	2,423,683	11.4%

*	Less than 1%
**	Based on 21,244,916 shares of common stock outstanding as of November 8, 2011, as reported by the Company in its Quarterly Report on Form 10-Q for the period ended September 30, 2011.
(1)	Kleinheinz Capital, LDC, Global LP, Global QP, Global Ltd., Global Master and Mr. Kleinheinz may be deemed the beneficial owners of 1,861,480 shares of common stock owned by Global Master. Global LP, Global and Global Ltd. are the general partners of Global Master. Kleinheinz Capital is the investment adviser to Global Master, Global Fund, Global QP and Global Ltd. LDC is the general partner of Kleinheinz Capital. Kleinheinz Capital, Global Master, Global LP, Global QP, Global Ltd., Kleinheinz, LDC and Mr. Kleinheinz, as the principal of Kleinheinz Capital and LDC, exercise voting and investment control over the 1,861,480 shares of common stock. The business address of Kleinheinz Capital and Mr. Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102. The business address of LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9002 Cayman Islands. The business address of Global Master, Global LP, Global QP and Global Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.

(2)	Meson LP, Meson LLC and Mr. Morris may be deemed the beneficial owners of 446,450 shares of common stock owned by Meson LP, and over which Meson LP has voting and dispositive power, as Meson LLC is the general partner of Meson LP and Mr. Morris is the managing member of Meson LP. Further, Mr. Morris owns and has voting and dispositive power over and additional 33,426 shares of common stock, and Meson LLC may be deemed to beneficially own such shares as Mr. Morris is the managing member of Meson LLC. The business address of Meson is 531 E. State Street, Ithaca, NY 14850.
(3)

Boston Capital has sole direct voting and dispositive power over 82,327 shares of common stock. Messrs. Heyman and Adelson are the joint managers of Boston Capital, and Mr. Gillman is the portfolio manager. Messrs. Heyman, Adelson and Gillman each have voting and dispositive power over the shares of Company common stock owned by Boston Capital and therefore are the indirect beneficial owners of the shares of Company common stock owned by Boston Capital. The business address of Boston and Messrs. Heyman, Adelson and Gillman is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74103.

(4)	Group Nominee

Security Ownership of the Company’s 5% Beneficial Owners, Directors and Executive Officers

The information below is taken from the Company’s 2011 Proxy Statement. The Concerned InfuSystem Stockholders have not independently verified the accuracy or completeness of this information. The following table sets forth, as of April 15, 2011, certain information with respect to the beneficial ownership of the Company’s outstanding common stock by (i) each person or entity known to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each of the Company’s directors, (iii) each of the named executive officers, and (iv) all then-current directors and executive officers as a group.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of April 15, 2011, in each case including shares of common stock which may have been acquired by such persons within 60 days of April 15, 2011, by:

•

excluding Kleinheinz, each person then known by the Company to be the beneficial owner of more than 5% of its outstanding shares of common stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s then current officers and directors; and

•	all of the Company’s then current officers and directors as a group.

On April 11, 2011, all of the Company’s outstanding warrants to purchase shares of common stock at an exercise price of $5.00 per share expired. There are currently no outstanding warrants to purchase shares of common stock.

Name of Beneficial Owners	Number of Shares	Percent**
David P. Cohen (2)	1,868,962	9%

Steve Tannenbaum (3)	1,764,882	8%

Greenwood Investments, Inc. (3)	1,764,882	8%

Sean McDevitt (1)	1,720,044	8%

Minerva Group LP (2)	1,082,262	5%

Greenwood Capital Limited Partnership (3)	888,400	4%

Greenwood Investors Limited Partnership (3)	876,982	4%

Athena Capital Management, Inc. (2)	786,700	4%

John Voris (1)	531,348	3%

Pat LaVecchia (1)	527,391	2%

Wayne Yetter (1)	377,092	2%

Jean-Pierre Millon (1)(8)	352,092	2%

David C. Dreyer (1)	115,000	1%

James L. Freddo (1)	115,000	1%

Timothy Kopra (1)	50,000	*

James M. Froisland (1)	100	*

All directors and officers as a group (9 individuals)	3,788,067	18%

*	Less than 1%
**	Based on 21,244,916 shares of the Company’s common stock outstanding as of November 8, 2011, as reported in its Form 10-Q for the quarterly period ended September 30, 2011. Shares of common stock subject to options that were exercisable within 60 days of April 15, 2011, as well as shares of restricted stock which vested within 60 days of April 15, 2011 were deemed outstanding in addition to the 21,178,062 shares of common stock deemed outstanding as of April 15, 2011 for purposes of computing the percentage ownership of the person holding the warrants or options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)	Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(2)	Derived from Amendment No. 2 to Schedule 13G filed on January 25, 2011, by Athena Capital Management, Inc. (“Athena”), Minerva Group, LP (“Minerva”), and David P. Cohen. Athena holds shared voting control and investment control with respect to 786,700 shares of common stock. Minerva is a general partner of Athena and holds voting control and investment control with respect to 1,082,262 shares of common stock. David P. Cohen is President of each of Athena and Minerva and holds shared voting control and investment control with respect to 1,868,962 shares of common stock which includes shares beneficially owned by Athena and Minerva. The business address of Athena, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(3)	Derived from Amendment No. 2 to Schedule 13G filed on February 11, 2011 by Steve Tannenbaum, Greenwood Investments, Inc., (“Greenwood Investments”), Greenwood Capital Limited Partnership (“Greenwood Capital”) and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Capital and Greenwood Investors may be deemed to beneficially own 888,400 and 876,482 shares of common stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,764,882 shares of common stock, including the shares issuable upon exercise of the warrants. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has exercises sole investment and voting control over such 1,764,882 shares of common stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
(4)	Mr. Millon exercises shared voting and investment control with respect to 267,092 shares of common stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee.

ANNEX B

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION:

PURCHASES AND SALES IN THE COMMON STOCK OF THE COMPANY DURING THE PAST TWO YEARS

Kleinheinz:

Date	Purchase/Sale	Quantity	Price Per Share ($)
2/25/2010	Purchase	500,000	2.41
2/25/2010	Sale	5,000	2.1669
11/7/2011	Sale	96,000	1.27
11/8/2011	Sale	110,000	1.24

Boston Capital:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/15/2011	Purchase	11,677	1.2
11/17/2011	Purchase	3,550	1.2703
11/18/2011	Purchase	1,200	1.4532
11/21/2011	Purchase	63,200	1.4821
11/22/2011	Purchase	25,000	1.46
11/23/2011	Sale	22,300	1.4551

Meson LP:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/1/2011	Purchase	50,000	0.954
11/2/2011	Purchase	60,400	0.983
11/3/2011	Purchase	20,400	1.032
11/4/2011	Purchase	16,850	1.151
11/7/2011	Purchase	100,000	1.280
11/8/2011	Purchase	171,000	1.252
11/15/2011	Purchase	17,500	1.239
11/17/2011	Purchase	10,300	1.276

Morris:

Date	Purchase/Sale	Quantity	Price Per Share ($)
11/9/2011	Purchase	16,100	1.218
11/15/2011	Purchase	20,000	1.2
11/22/2011	Sale	76	1.51
11/28/2011	Sale	2,598	1.554

B-1

WHITE AGENT DESIGNATION CARD

AGENT DESIGNATION

SOLICITED BY MESON CAPITAL PARTNERS LLC

(TOGETHER WITH THE OTHER PARTICIPANTS, THE “CONCERNED INFUSYSTEM STOCKHOLDERS”)

TO CALL A SPECIAL MEETING OF THE STOCKHOLDERS OF

INFUSYSTEM HOLDINGS, INC.

Meson Capital Partners LLC is soliciting this Agent Designation for the appointment of Designated Agents to provide for the calling of a special meeting of the stockholders of InfuSystem Holdings, Inc. The Board of Directors of InfuSystem Holdings, Inc. is not soliciting this Agent Designation.

Each of the undersigned hereby constitutes and appoints Meson Capital Partners LLC with full power of substitution, the proxy and agent of the undersigned (said proxy and agent, together with each substitute appointed by them, if any, collectively, the “Designated Agents”) in respect of all shares of common stock, par value $0.0001 per share (the “Common Stock”), of InfuSystem Holdings, Inc. (the “Company”) owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents:

1. The demand of the call of a special meeting of stockholders of the Company pursuant to Article I, Section 1.3 of the Company’s Amended and Restated Bylaws, to be held as soon as possible for the purposes of (i) amending Article II, Section 2.4 of the Amended and Restated Bylaws of the Company (the “Bylaws”) in order to allow the Company’s stockholders to fill any vacancies, however caused, on the Board of Directors of the Company (the “Board”); (ii) removing, without cause, each of the seven (7) members of the current Board, Sean McDevitt, David Dreyer, Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter, and any person or persons appointed by the Board without stockholder approval between the date of this Solicitation Statement and up through and including the date of the Special Meeting; (iii) electing directors to fill up to seven (7) vacancies created by the removal of directors: Alan Bazaar, John Climaco, Charles Gillman, Ryan Morris, Robert Pons, Dilip Singh and Joseph Whitters (each, a “Nominee” and collectively, the “Nominees”); (iv) repealing any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing of the Bylaws on January 22, 2009 prior to the Special Meeting, and (v) transacting such other business as may properly come before the Special Meeting (the “Special Meeting”).

2. The exercise of any and all other rights of each of the undersigned incidental to calling the Special Meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Company common stock owned by the undersigned at the Special Meeting or at any other stockholders meeting.

Date:             , 2012

Signature

Signature, if jointly held

Title:

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.